Exhibit 4.4

CENTENE CORPORATION
DEBT SECURITIES

FORM OF INDENTURE
Dated as of [     ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

          This INDENTURE dated as of [ ], is by and between Centene Corporation (the “Company”), a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
          The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as provided in this Indenture.
          For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities of each series thereof as follows:
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.01 Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any day other than a Legal Holiday.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          “Company” means Centene Corporation, and any successor thereto.
          “Company Order” means a written order signed in the name of the Company by an Officer and delivered to the Trustee or, with respect to Sections 2.02, 2.08, 2.09, 2.12 and 9.05 any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.08 or 2.12 hereof, in substantially the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

          “Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.04(a) hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
          “Global Security” or “Global Securities” means any Security or Securities, as the case may be, in the form established pursuant to Section 2.03 hereof evidencing all or a part of a series of Securities issued to the Depositary of such series or its nominee and registered in the name of such Depositary or nominee.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
          “Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.
          “Interest Payment Dates” ,” when used with respect to any Security, means the stated maturity of an installment of interest on such Security.
          “Issue Date” means the date on which any series of Securities is originally issued hereunder.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Securities are authorized by law, regulation or executive order to remain closed.

          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Senior Vice President of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel which meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and any Security authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Debt as the lost, destroyed or stolen Security.
          “Redemption Date” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.
          “Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.
          “Registered Security means any Security in the form (to the extent applicable thereto) established pursuant to Section 2.01 hereof which is registered on the books of the Registrar.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 2.04(a) hereof.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
          “Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any issue means a date fixed by the Trustee pursuant to Section 2.14 hereof.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

          “Unrestricted Subsidiary” means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.
          “U.S. Government Securities” means (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          Section 1.02 Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Registrar”	2.05
“Defaulted Interest”	2.14
“Defeased Securities”	8.01
“Paying Agent”	2.05
“Surviving Person”	5.01
          Section 1.03 Incorporation by Reference of Trust Indenture Act.
          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          (b) The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Securities and the Subsidiary Guarantees, if any;
          “indenture security holder” means a Holder of a Security;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Securities means the Company and any successor obligor upon the Securities.

          (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.
          Section 1.04 Rules of Construction.
          (a) Unless the context otherwise requires:
          (i) a term has the meaning assigned to it;
          (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
          (iii) “or” is not exclusive;
          (iv) words in the singular include the plural, and in the plural include the singular;
          (v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
          (vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          (vii) “including” means “including without limitation;”
          (viii) provisions apply to successive events and transactions; and
          (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.
ARTICLE 2.
THE NOTES
          Section 2.01 Form Generally.
          The Securities of each series shall be substantially in the form of Exhibit A hereto or in such other form as shall be established by delivery to the Trustee of an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

          The certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.
          Section 2.02 Execution, Authentication Delivery and Dating.
          Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.
          A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of an Officers’ Certificate or a supplemental indenture as set forth in Section 2.04(a) hereof with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officers’ Certificates as permitted by Sections 2.01 and 2.04(a) hereof, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating:
     (a) that the form or forms and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and
     (b) that such Securities when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary qualifications and exceptions, including enforceability exceptions.
     Notwithstanding the provisions of Section 2.04(a) hereof and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 2.04(a) hereof and the Opinion of Counsel required by the preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     With respect to Securities of a series that are not to be originally issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to this Section, as applicable, in connection with the first authentication of Securities of such series.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
The Bank of New York Mellon Trust
Company, N.A.,
as Trustee
By:
          Authorized Officer
     Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12 hereof together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          Section 2.03 Securities in Global Form
     If Securities of a series are issuable as a Global Security, as specified as contemplated by Section 2.04(a) hereof, then, notwithstanding clause (9) of Section 2.04(a) hereof and the provisions of Section 2.04(b) hereof, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof as required by Section 2.08 hereof.

     Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.
     The provisions of the last sentence of Section 2.02 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 13.04 or 13.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.02 hereof.
     Notwithstanding the provisions of this Section 2.02 and Section 2.14 hereof, unless otherwise specified as contemplated by Section 2.04(a) hereof, payment of principal of and any interest on any Global Security shall be made to the person or persons specified therein.
     None of the Company, the Trustee of such series of Securities, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          Section 2.04 Title and Terms
          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established and, subject to Section 2.02 hereof, set forth, or determined in the manner provided, in an Officers’ Certificate or established in one or more indentures supplemental hereto, prior to the issuances of Securities of any series, any or all of the following, as applicable:
(1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);
(2) if there is to be a limit, the limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered on registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 and except for any Securities that, pursuant to Section 2.02 or 2.03, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of that series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to that effect;

(3) whether the Securities are senior Securities or subordinated Securities and, if subordinated Securities, the subordination provisions and the applicable definition of “Senior Indebtedness”;
(4) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange those interests for Securities of that series and of like tenor of any authorized form and denomination and the circumstances under which those exchanges may occur, if other than in the manner provided in Section 2.03, and the initial Depositary for any Global Security or Securities of that series;
(5) (i) if other than provided herein, the Person to whom any interest on Securities of the series shall be payable, and (ii) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;
(6) the date or dates on which the principal of (and premium, if any, on) the Securities of the series is payable or the method of determination thereof;
(7) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which that interest shall accrue, the Interest Payment Dates on which that interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date;
(8) the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on the Securities of the series shall be payable;
(9) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company may exercise any such option, if different from those set forth herein;
(10) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to that obligation;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;
(12) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company or any other Person, in which payment of the principal of, premium (if any) and interest on the Securities of the series shall be payable;
(13) if the principal of, premium (if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on the Securities of that series as to which that election is made shall be payable, and the periods within which and the terms and conditions on which that election is to be made;
(14) if the amount of payments of principal, premium (if any) and interest on the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which those amounts shall be determined;
(15) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable on declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02;
(16) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article 8 or Article 12 or any modifications of or deletions from those conditions or limitations;
(17) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article 4 pertaining to the Securities of the series;
(18) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article 2;
(19) if the Securities of the series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the Holder or on the occurrence of any condition or event, the terms and conditions for that conversion or exchange;

(20) if the Securities of the series shall have the benefits of any Guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such Guarantee;
(21) if the Securities shall be secured or unsecured and the terms and provisions applicable to any such security arrangements; and
(22) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).
     All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers’ Certificate pursuant to this Section 2.04(a) or in any indenture supplemental hereto.
     All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
          (b) Unless otherwise provided as contemplated by Section 2.04(a) hereof with respect to any series of Securities, the Securities of such series shall be issuable in denominations of $1,000 or integral multiples thereof.
          Section 2.05 Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee will initially act as Paying Agent and Registrar, pursuant to the terms of this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

          (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Securities, and the Trustee hereby agrees so to initially act.
          Section 2.06 Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Securities to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(e) and (f) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Securities.
          Section 2.07 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).
          Section 2.08 Registration; Registration of Transfer and Exchange.
     Upon surrender for registration of transfer of any Securities of a series at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06 or 9.05 hereof, not involving any transfer).

     Notwithstanding any other provisions (other than the provisions set forth in the sixth and seventh paragraphs) of this Section 2.08, Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     At the option of the holder of Securities of any series, Securities of such series may be exchanged for other Securities of the same series of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     Unless otherwise specified as contemplated by Section 2.04(a) hereof, if the Securities of any series shall have been issued in the form of one or more Global Securities, such series of Securities in global form will be exchanged for Securities of such series in certificated form only if (i) the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Company fails within 90 days thereafter to appoint a successor Depositary, (ii) the Company in its sole discretion determines that the Securities of such series shall no longer be represented by such Global Security or Securities or (iii) a Default with respect to the Securities of such series shall have occurred and be continuing. In any such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series, will authenticate and deliver Securities of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form. In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof, and will be issued in registered form only, without coupons.
     Notwithstanding the foregoing, except as otherwise specified in the preceding paragraph or as contemplated by Section 2.04(a) hereof, any Global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a Global Security are entitled to exchange such interests for certificated Securities of such series and of like principal amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 2.04(a) hereof, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee certificated Securities in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for certificated Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of certificated Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged which shall be in the form of Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that notwithstanding the last paragraph of this Section 2.08, no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Registered Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest (as defined herein), interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.
     Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company. Securities issued in exchange for a Security in global form pursuant to this Section 2.08 hereof shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities as instructed in writing by the Depositary.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of 15 Business Days before any selection of Securities of such series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security of any series so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          Section 2.09 Replacement Securities.
          If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, the Holder of such Security shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.
          Every replacement Security issued in accordance with this Section 2.09 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Security, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
          Section 2.10 Outstanding Securities.
          (a) The Securities outstanding at any time shall be the entire principal amount of Securities represented by all of the Global Securities and Definitive Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.08 hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Security shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          (b) If a Security is replaced pursuant to Section 2.09 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.
          (c) If the principal amount of any Security is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Section 2.11 Treasury Securities.
          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
          Section 2.12 Temporary Securities.
          Until certificates representing Securities are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Securities or Definitive Securities in exchange for temporary Securities, as applicable. After preparation of Definitive Securities, the Temporary Security will be exchangeable for Definitive Securities upon surrender of the Temporary Securities.
          Holders of temporary Securities shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
          Section 2.13 Cancellation.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.
          Certification of the disposal of all cancelled Securities shall be delivered to the Company from time to time upon request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.14 Payment of Interest; Defaulted Interest.
          Unless otherwise provided as contemplated by Section 2.04(a) hereof with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          If the Company defaults in a payment of interest on the Securities of any series which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders of the series on a subsequent Special Record Date, in each case at the rate provided in the Securities of that series and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Securities of a series and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          Section 2.15 CUSIP or ISIN Numbers.
          The Company in issuing the Securities may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.
          Section 2.16 Additional Securities.
          The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Securities issued on the date hereof, any Additional Securities shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.
          With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and
          (b) the issue price, the Issue Date and the CUSIP and/or ISIN number of such Additional Securities; provided, however; that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code.
          Section 2.17 Record Date.
     The record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).
          Section 2.18 Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 2.04(a) hereof and subject to Sections 2.07 and 2.13 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          Section 2.19 Computation of Interest.
     Except as otherwise specified as contemplated by Section 2.04(a) hereof for Securities of any series, (i) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (ii) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
          Section 3.01 Right to Redeem; Notices to Trustee.
          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.04(a) hereof for Securities of any series) in accordance with this Article 3. If the Company elects to redeem Securities of any series, it shall furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities of such series to be redeemed, (iv) any other information necessary to identify the Securities of such series to be redeemed and (v) the Redemption Price.

          Section 3.02 Selection of Securities to Be Redeemed.
          Unless otherwise provided as contemplated by Section 2.04(a) hereof, if less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Holders of the Securities in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Unless otherwise provided as contemplated by Section 2.04(a) hereof, Securities and portions of Securities selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
          Section 3.03 Notice of Redemption to Holders.
          Unless otherwise provided as contemplated by Section 2.04(a) hereof, at least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 10 hereof.
          The notice shall identify the Securities to be redeemed and shall state:
          (a) the redemption date;
          (b) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date.

          (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, if applicable, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;
          (d) the name and address of the Paying Agent;
          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;
          (g) the applicable section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and
          (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.
          Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
          Section 3.05 Deposit of Redemption Price.
          On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Securities to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or note such Securities are presented for payment. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.
          Section 3.06 Securities Redeemed in Part.
          Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4.
COVENANTS
          Section 4.01 Payment of Securities.
          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Securities. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Securities and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

          Section 4.02 Maintenance of Office or Agency.
          (a) The Company shall maintain in each place of payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of a series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 2.04(a) hereof, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture
          (d) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.05 hereof.
          Section 4.03 [Reserved]
          Section 4.04 Compliance Certificate.
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year, has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the

Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) The Company shall otherwise comply with TIA §314(a)(2).
     (1) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
ARTICLE 5.
SUCCESSORS
          Section 5.01 Merger, Consolidation and Sale of Assets
          (a) Unless otherwise specified as contemplated by Section 2.04(a) hereof, the Company may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the Surviving Person (as defined below)) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another person, unless:
          (i) either:
     (A) the Company shall be the Surviving Person or
     (B) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Person”), in any case if other than the Company, shall be a corporation organized or existing under the laws of the United States of America, any State thereof or the District of Columbia;
          (ii) the Surviving Person (if other than the Company) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes, by supplemental indenture in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (iii) immediately after such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clause (iv) below, any Debt that becomes, or is anticipated to become, an obligation of the surviving person as a result of such transaction or series of transactions as having been Incurred by the surviving person at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and
          (iv) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, in its reasonable judgment, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.
          (b) The sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.
          Section 5.02 Successor Corporation Substituted.
          The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Securities and obligations under a Subsidiary Guarantee, if any, in the case of:
          (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole), or
          (b) a lease.
ARTICLE 6.
DEFAULTS AND REMEDIES
          Section 6.01 Events of Default.
          Unless otherwise specified as contemplated by Section 2.04(a) hereof with respect to any series of Securities, each of the following constitutes an “Event of Default” with respect to the Securities:

          (a) failure to make the payment of any interest or Additional Interest on the Securities when the same becomes due and payable, and such failure continues for a period of 30 days;
          (b) failure to make the payment of any principal of, or premium, if any, on, any of the Securities when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;
          (c) failure to comply with Section 5.01;
          (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Securities;
          (e) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;
     (B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;
     (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and
          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or
     (B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

     (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;
and such order or decree remains unstayed and in effect for 60 consecutive days;
          (g) any other Event of Default provided with respect to the Securities of that series, which is specified in a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.04(a) hereof.
          Section 6.02 Acceleration.
          If any Event of Default (other than those of the type described in Section 6.01(e) or (f)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Securities shall, or the Holders of at least 25% in principal amount of outstanding Securities may, declare the principal of all the Securities, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.
          In the case of an Event of Default specified in Section 6.01(e) or (f) all outstanding Securities shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Securities except as provided in this Indenture.
          Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.
          Section 6.04 Waiver of Defaults.
          (a) The Holders of at least a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Securities and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security affected by such modification or amendment.

          (b) Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          Section 6.05 Control by Majority.
          Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities.
          Section 6.06 Limitation on Suits.
          No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
          (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;
          (b) Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made written request and offered indemnity to the Trustee reasonably satisfactory to it to institute such proceeding as trustee; and
          (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
          The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Security on or after the respective due dates for such payments set forth in such Security.
          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
          Section 6.07 Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          Section 6.09 Trustee May File Proofs of Claim.
          The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 6.10 Priorities.
          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and
          Third: to the Company or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
          Section 6.11 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.
ARTICLE 7.
TRUSTEE
          Section 7.01 Duties of Trustee
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02 Rights of Trustee.
          Subject to TIA Section 315:
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this Indenture.
          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.
          (g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.
          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
          (i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.
          Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.
          Section 7.05 Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
          Section 7.06 Reports by Trustee to Holders.
          Within 60 days after each January 31 beginning with the January 31 following the Issue Date, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).
          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and any delisting thereof.

          Section 7.07 Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Company shall indemnify the Trustee (in its capacity as Trustee), its directors, officers, employees or agents or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees and expenses (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses have been determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim of which a Responsible officer has received written notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence.
          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Securities.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10 hereof;
          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Securities, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Securities shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Securities as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.
          Section 7.09 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.
          Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

          Section 7.11 Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          Unless otherwise specified as contemplated by Section 2.04(a) hereof with respect to Securities of a particular series, the Company may elect, at its option, at any time, to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any series designated pursuant to Section 2.04(a) hereof as being defeasible (the “Defeased Securities”) in accordance with any additional requirements provided pursuant to Section 2.04(a) hereof and upon compliance with the conditions set forth below in this Article 8. Any such election shall be evidenced by a Board Resolution set forth in an Officers’ Certificate or in another manner specified as contemplated by Section 2.04(a) hereof for such Securities.
          Section 8.02 Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor, if any, shall be released from all of its obligations under its Subsidiary Guaranty. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantor’s, if any, obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Securities may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

          Section 8.03 Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option (if any) to have this Section 8.03 applied to any Securities of any series the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Articles 5, Section 6.01(c), Section 6.01(d) and Sections 6.01(e) and 6.01(f) hereof with respect only to Significant Subsidiaries and such other provisions as may be provided as contemplated by Section 2.04(a) hereof with respect to Securities of a particular series and with respect to the outstanding Defeased Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Defeased Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Defeased Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Defeased Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and (d), and Sections 6.01(e) and (f) with respect only to Significant Subsidiaries, hereof shall not constitute Events of Default.
          Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 to a series of outstanding Securities.
          Unless otherwise specified as contemplated by Section 2.04(a) hereof with respect to any series of Securities, Legal Defeasance or Covenant Defeasance may be exercised only if:
          (a) the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest and Additional Interest on the outstanding Securities on the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Securities are being defeased to maturity or to such particular redemption date;

          (b) in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound;
          (f) the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and
          (g) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Section 8.05 Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          Section 8.06 Repayment to Company.
          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Securities at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Securities.
          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Security and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

          Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 9.01 Without Consent of Holders of Securities.
          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder to:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (3) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (5) to provide for or confirm the issuance of Additional Securities otherwise permitted to be incurred by this Indenture; or
     (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.
          Section 9.02 With Consent of Holders of Securities.
          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Securities, including Additional Securities, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities, including Additional Securities, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Securities).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):
     (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the rate of or change the time for payment of interest on any Security;
     (3) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);
     (4) make any Security payable in money other than that stated in the Securities;
     (5) make any change in the provisions (including applicable definitions) of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Securities;
     (6) waive a redemption or repurchase payment with respect to any Security;
     (7) make any change in the ranking of the Securities in a manner adverse to the Holders of the Securities; or
     (8) make any change in the preceding amendment and waiver provisions.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
          Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion thereof that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.
          Section 9.05 Notation on or Exchange of Securities.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).
          Section 9.07 Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.
ARTICLE 10.
[RESERVED]
ARTICLE 11.
[RESERVED]
ARTICLE 12.
SATISFACTION AND DISCHARGE
          Section 12.01 Satisfaction and Discharge.
          Unless otherwise specified as contemplated by Section 2.04(a) hereof with respect to any series of Securities, this Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Securities, as to all Securities issued hereunder, when:
          (a) either:
     (i) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or
     (ii) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
          (b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
          (c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and
          (d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be.
          Section 12.02 Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 12.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
          Section 12.03 Repayment to Company.
          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 13.
MISCELLANEOUS
          Section 13.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.
          Section 13.02 Notices.
          Any notice, request or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:
If to the Company:
Centene Corporation
7700 Forsyth Boulevard
St. Louis, MO 63105
Attention: Chief Financial Officer
Telecopier No.: (314) 725-5180
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration
Telecopier No.: (312) 827-8542
          The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.
          Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 13.03 Communication by Holders of Securities with Other Holders of Securities
          Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
          Section 13.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
          Section 13.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
          With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.
          Section 13.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
          Section 13.08 Governing Law.
          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          Section 13.09 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10 Successors.
          All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.
          Section 13.11 Severability.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 13.12 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 13.13 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 13.14 Qualification of this Indenture.
          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be provided with any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
          Section 13.15 Waiver of Jury Trial.
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          Section 13.16 Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

SIGNATURES

Company:
CENTENE CORPORATION

Dated as of []	By:

Name:
Title:

Trustee:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Dated as of []	By:

Name:
Title:

EXHIBIT A

CUSIP ____________
[TITLE OF NOTES]

No. ___	$____________
CENTENE CORPORATION
promises to pay to                                                                                                                                        or registered assigns,
the principal sum of
Interest Payment Dates [            ] and [            ], commencing on [            ]
Record Dates: [            ] and [            ]
Dated: _______________, ____

CENTENE CORPORATION
By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Back of Security]
[TITLE OF NOTES]
[Insert the Global Security Legend, if applicable pursuant to the provisions of this Indenture]
[Insert any legend required by the Internal Revenue Code and the regulations thereunder]
Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.
     (1) Interest.
     Centene Corporation, a Delaware corporation (herein the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _________ [Dollars] [if other than Dollars, substitute other currency units] on ________, _____ [if the Security is to bear interest prior to Stated Maturity, insert — , and to pay interest thereon from _______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for], [semiannually] [if other than semi-annual interest at a fixed rate, insert frequency of payment and payment dates] on _______ and _______ in each year, commencing ___________, and at the Stated Maturity thereof, at [if the Security is to bear interest at a fixed rate, insert — the rate of __% per annum], [if the Security is to bear interest at a rate determined with reference to one or more formula, refer to description index below] until the principal hereof is paid or made available for payment] [if applicable, insert — , and (to the extent that the payment of such interest shall be legally enforceable) at [if the Security is to bear interest at a fixed rate, insert — the rate of % per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment]. Interest shall be computed on the basis of [a 360-day year of twelve 30-day months] [if another basis of calculating interest is to be different, insert a description of such method.]
     (2) Method of Payment.
     The Company will pay interest on the Securities on each [            ] and [            ] to the Persons who are registered Holders of the relevant Securities at the close of business on the [          ] or [            ] next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of this Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in [            ], [if applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the list provided by the Company to the Registrar and provided, further, that if this Security is a Global Security, payment may be made pursuant to the applicable procedures of the Depositary as permitted in said Indenture]. Such payment shall be in such coin or currency of [the United States of America] [insert other currency or currency unit, if applicable] as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar.
     Initially, the Trustee under this Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) Indenture.
     This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture, dated as of ________, _____ (herein called the “Indenture”), between the Company and _______________, as Trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (5) Redemption.
     [If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days notice by mail, [if applicable, insert — (1) on _________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after ________, _____], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [if applicable insert — on or before ________, ___%, and if redeemed] during the 12-month period beginning of the ________ years indicated,

Year	Redemption Price	Year	Redemption Price
and thereafter at a Redemption Price equal to ______% of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days notice by mail, (1) on ________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after ____________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ___________ of the years indicated,

	Redemption Price for Redemption	Redemption Price for Redemption
	Through Operation of the Sinking	Otherwise Than Through Operation of
Year	Fund	the Sinking Fund

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert — The sinking fund for this series provides for the redemption on ________ in each year beginning with the year ____ and ending with the year _____ of [if applicable, insert — not less than $_____________ (“mandatory sinking fund”) and not more than] $___________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — in the inverse order in which they become due].]
     [If applicable, insert — The Securities are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days notice by mail to the Trustee at a Redemption Price equal to $___.]
     [If applicable, insert — The Holder of this Security shall have the right to require the Company to pay this Security in full on ____________, __ by giving the Company or the Registrar written notice of the exercise of such right not less than 30 or more than 60 days prior to such date.]

     [If the Security is subject to redemption, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
     [If applicable, insert — This Security is not subject to redemption prior to maturity.]
     (6) Denominations, Transfer, Exchange.
     [If applicable, insert — The Securities of this series are issuable only in registered form without coupons in denominations of $___________ and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. A Holder may register the transfer or exchange of the Security as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
     [If applicable, insert — The Securities of this series will be represented by one or more Global Securities registered in the name of ____________, (the “Depositary”), or a nominee of the Depositary. So long as the Depositary, or its nominee, is the registered holder and owner of this Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Securities for all purposes under the Indenture. The Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee (“participants”). Ownership of beneficial interests in a Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security).]
     [If applicable, insert — The Securities represented by this Global Security are exchangeable for Securities in certificated form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by the Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Security that is exchangeable pursuant to the preceding sentence is exchangeable only for Securities of this series.]

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     (7) Persons Deemed Owners.
     The registered Holder of a Security may be treated as its owner for all purposes.
     (8) Amendment, Supplement and Waiver.
     Subject to certain exceptions, this Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such waiver. Without the consent of any Holder of Securities of each series affected by such amendment or supplement, this Indenture and the Securities may be amended or supplemented to, among other things, (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption by a Successor Company of the Company’s obligations to Holders of the Securities pursuant to Article of the Indenture; (d) add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities of any series or to surrender any right or power herein conferred on the Company or any Restricted Subsidiary; (e) add any additional Events of Default with respect to the Securities; (f) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.02 or 8.03; provided, however, that any such action shall not adversely affect the interest of the Holders; (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (h) add any Guarantee with respect to the Securities; (i) evidence or provide for acceptance of appointment of a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08 of the Indenture; (j) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities as additional security for the payment and performance of the Company’s obligations herein in any property or assets; (k) add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that, any such addition, change or elimination set forth in clause (k) above (A) shall neither (x) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (y) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such outstanding Security; (l) make any change that does not adversely affect the rights of any Holder; or (m) effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Securities.
     (9) Defaults and Remedies.
Events of Default include: (a) default for 30 days in the payment when due of interest on the Securities; (b) default in payment when due of principal of or premium, if any, on the Securities when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (c) failure by the Company to comply with Section 5.01 of the Indenture; (d) failure by the Company for 60 days to comply with certain other agreements in this Indenture or the Securities; and (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, the principal of and interest on all outstanding Securities shall be ipso facto immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. Holders may not enforce this Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it in good faith determines that withholding notice is in their best interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an offer to repurchase). The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action it is taking or proposes to take in respect thereof.

     (10) Trustee Dealings with Company.
     The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (11) No Recourse Against Others.
     A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     (12) [Reserved.]
     (13) Authentication.
     This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (14) Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (15) CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of this Indenture. Requests may be made to:
Centene Corporation
7700 Forsyth Boulevard
St. Louis, MO 63105
Attention: Chief Financial Officer

Assignment Form
To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Principal Amount of
	Amount of decrease in	Amount of increase in	this Global Security	Signature of authorized
	Principal Amount of	Principal Amount of	following such decrease	signatory of Trustee or
Date of Exchange	this Global Security	this Global Security	(or increase)	Security Custodian

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CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(z)	7.08, 7.10
(aa)	N.A.
311(a)	7.11
(bb)	7.11
(cc)	N.A.
312(a)	2.07
(dd)	13.03
(ee)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)7.06	7.07
(ff)	7.06, 13.02
(gg)	7.06
314(a)	4.04, 13.02
(hh)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(ii)	N.A.
(jj)	13.05
315(a)	7.01
(kk)	7.05, 13.02
(ll)	7.01
(mm)	7.01
(nn)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(oo)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(pp)	2.06
318(a)	13.01

N.A. means Not Applicable.
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture. Attention should also be directed to Section 318(c) of TIA, which provides that the provisions of Sections 310 to and including 317 of TIA are part of and govern every qualified indenture, whether or not physically contained therein.

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